Exhibit 99.1

GILLA ANNOUNCES TRANSFORMATIVE ACQUISITION OF MAJOR EUROPEAN VAPE RETAILER

TORONTO, CANADA – (July 16, 2018) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), a designer, marketer and manufacturer of E-liquid for vaporizers and developer of cannabis concentrate products, today announced that the Company has entered into a letter of intent (the “LOI”) to acquire all of the issued and outstanding shares of TB INVEST BVBA (“TB INVEST”), a Belgium-based distributor and retailer of E-liquid and other vapor products.

Acquisition Highlights

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The acquisition of TB INVEST would be a transformative acquisition for Gilla establishing a vertically integrated business merging Gilla’s global manufacturing platform with TB INVEST’s European-focused distribution and retail business.

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TB INVEST’s head office and 17,000 sq. ft. distribution facility is located in Antwerp, Belgium which employs over 15 people to manage TB INVEST and its leading franchise brand VaporShop.

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VaporShop currently has 47 franchised retail locations across Belgium in addition to TB INVEST’s wholesale and retail distribution network of over 400 vendors across Europe.

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The acquisition would further complement Gilla’s management team by providing extensive knowledge and know-how of the vapor wholesale and retail distribution as well as franchise retail models. It is contemplated that the senior executives and owners of TB INVEST will take active management roles in Gilla’s overall business.

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The acquisition would provide Gilla with direct access to end consumers in Europe allowing the Company to further its product development and marketing initiatives as well as leverage TB INVEST’s established distribution network to enter into new business verticals, including vape hardware products and accessories.

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The combined entity would deliver a strong platform to market and increase sales of Gilla’s already market leading brands in Belgium and neighboring countries.

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Furthermore, the acquisition would also provide a strong launchpad for international retail expansion with a focused and strategic targeting of countries where the combined entity would have a competitive advantage such as Canada, the United States and Germany among others.

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The acquisition is expected to be immediately accretive and would lead to a number of operational synergies including significant expansion of Gilla’s European operations and production capabilities.

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Key financial metrics of TB INVEST for the 12 months ended December 31, 2017 are as follows:

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Revenue:                                       €11.25 million

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EBITDA:                                       €1.43 million

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Free Cash Flow:                            €1.86 million

Mr. Geens of TB INVEST stated, “We are very excited to become an integral part of Gilla’s global growth platform. Gilla’s portfolio of market leading brands of E-liquid and ability to launch innovative and exciting brands will combine well with our growing retail and distribution presence across Europe. Strategically this positions us to ramp up global expansion virtually immediately.”

“The acquisition of TB INVEST is a truly transformational opportunity for Gilla as consolidating our global manufacturing and distribution platform with TB INVEST’s established wholesale and retail network will launch an exponential growth phase for Gilla,” stated Mr. Graham Simmonds, Chair and CEO of Gilla. He added, “We look forward to utilizing the combined platform to grow our business in new geographies while further strengthening it in countries we already have a presence in.”

Transaction Details

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Pursuant to the LOI and in consideration for the acquisition, the Company shall pay to the vendors of TB INVEST a total estimated purchase price of $15,450,000 plus an earn-out (the “Total Purchase Price”), payable as follows:

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90,000,000 common shares of the Company issued on closing (the “Common Shares”), having an estimated value of $11,700,000 based on the Company’s current stock price of $0.13 per share;

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$750,000 in cash payable on closing;

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$3,000,000 in vendor-take-back loans (the “VTB”) to be issued as promissory notes due over forty-eight (48) months from closing, with principal payments of (i) $300,000 due six (6) months from closing and (ii) $75,000 due monthly in arrears commencing thirteen (13) months from closing until maturity. The VTB shall bear interest at a rate of 2% per annum and shall be secured against the shares of TB INVEST; and

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An earn-out (the “Earn-Out”) of 6.5% of total European revenue generated by the post-acquisition operations of the Company and paid on incremental revenue over an annual threshold of $10,000,000 generating minimum gross margins of 20%. The Earn-Out shall be paid annually to the vendors of TB INVEST for a period of four (4) years from the closing.

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The Company shall also receive options to purchase up to seven (7) retail franchise locations branded as “VaporShop” located in Antwerp, Belgium and the surrounding areas.

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The Total Purchase Price assumes no material change to the purchase price assumptions as discussed between the parties on TB INVEST’s overall business operations. Any material change to such assumptions prior to closing may require adjustments to the Total Purchase Price.

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The acquisition is expected to close on or before October 31, 2018 and is subject to usual terms and conditions for transactions of this type including board approval, confirmatory due diligence on both parties and approval from any applicable regulatory body or exchange as required.

The Common Shares issuable on closing will not be registered under the Securities Act of 1933, as amended, or any state securities laws and they may not be offered or sold in the United States absent of registration or an applicable exemption from registration requirements. All references to dollar amounts in this press release are in United States Dollars unless stated otherwise.

About TB INVEST BVBA

TB INVEST BVBA was founded in Antwerp, Belgium in 2013 and its VaporShop retail brand is among the largest vape store retailers in Europe. TB INVEST first launched its online platform in 2014 and as the first Belgian online retail supplier, vaporshop.be quickly grew to become Belgium’s market leader in both the E-cigarette wholesale and retail markets. In 2016, TB INVEST launched its retail franchise model for brick and mortar E-cigarette stores as a response to the Belgian government banning online sales. In just 18 months, the business has grown to over 45 stores across Belgium, solidifying VaporShop’s leading position in the Belgium market and as an industry-leading brand in Europe. Today, VaporShop is Belgium’s largest retail store chain for E-cigarettes, E-liquids and accessories with a top-rated reputation for quality and customer service.

About Gilla Inc.

Gilla Inc. manufactures, markets and distributes E-liquid for use in vaporizers and, through its wholly-owned Ontario, Canada based subsidiary Hystyle Brands Inc., owns specific intellectual property and consumer brands for both hemp derived CBD products and cannabis concentrate products. The Company's multi-jurisdictional, broad portfolio approach services both the nicotine and cannabis markets with high-quality products that deliver a consistent and reliable user experience. Gilla's proprietary product portfolio includes: Spectrum Concentrates, Coil Glaze™, Craft Vapes™, Siren, The Drip Factory, Shake It, Surf Sauce, Ohana, Moshi, Crisp, Just Fruit, Cassidy’s Outlaw Series, Vinto Vape, Vapor’s Dozen, Enriched Vapor and Crown E-liquid™.

Forward-looking Statements

Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. Graham Simmonds
Chair and CEO
T: 1 (416) 843-2881
E: graham.simmonds@gilla.com

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